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                                                                     EXHIBIT (i)




                                   DECHERT LLP
                               1775 I Street, N.W.
                             Washington, D.C. 20006

                                 March 31, 2003


The Kensington Funds
3435 Stelzer Road
Columbus, Ohio  43219

Dear Sirs:

We have acted as counsel for The Kensington Funds ("Registrant") and its three investment series: Kensington Strategic Realty Fund, Kensington Select Income Fund and Kensington Real Estate Securities Fund (collectively, the "Funds"), and are familiar with Registrant's registration statement with respect to the Funds under the Investment Company Act of 1940, as amended, and with the registration statement relating to its shares under the Securities Act of 1933, as amended (collectively, the "Registration Statement"). Registrant is organized as a statutory trust under the laws of the State of Delaware.

We have examined Registrant's Declaration of Trust and other materials relating to the authorization and issuance of shares of beneficial interest of Registrant, its initial Registration Statement on Form N-1A, and such other documents and matters as we have deemed necessary to enable us to give this opinion.

Based upon the foregoing, we are of the opinion that each Fund's shares proposed to be sold pursuant to the Registration Statement, when it is made effective by the Securities and Exchange Commission, will have been validly authorized and, when sold in accordance with the terms of such Registration Statement and the requirements of applicable federal and state law and delivered by Registrant against receipt of the net asset value of the shares of each such Fund and its classes of shares, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by Registrant.

We hereby consent to the filing of this opinion as an exhibit to Pre-Effective Amendment No. 1 to the Registration Statement, to be filed with the Securities and Exchange Commission in connection with the continuous offering of the Registrant's shares of beneficial interest, as indicated above, and to the reference to our firm, as counsel to Registrant, in the Registrant's Statement of Additional Information to be dated as of the effective date of the Registration Statement and in any revised or amended versions thereof, until such time as we revoke such consent.

Very truly yours,


Dechert LLP